UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 5, 2006

STANLEY FURNITURE COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-14938	54-1272589
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1641 Fairystone Park Highway, Stanleytown, Virginia 24168
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (276) 627-2000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    (e) On December 5, 2006, the Compensation Committee (the “Committee”) of Stanley Furniture Company, Inc. (the “Company”) adopted the Company’s 2007 annual incentive compensation program (the “Incentive Plan”) which is for corporate officers and key employees who can directly influence the Company’s financial results. Under the 2007 Incentive Plan the Company’s executive officers will receive a cash bonus if the Company’s earnings before interest and taxes (“EBIT”) achieve or exceed a specified threshold amount for fiscal 2007. No bonus will be paid if the EBIT threshold is not met and the bonus will be larger for Company performance above the EBIT threshold (which is 80% of the EBIT target) up to a maximum award (which would be achieved at 100% of EBIT target) on a per employee basis.

The Committee approved the following target bonuses for each of the following executive officers:

Target Bonus that may be Paid
Pursuant to Awards under 2007
Incentive Plan

Jeffrey R. Scheffer	120% of Base Salary
Douglas I. Payne	90% of Base Salary
R. Glenn Prillaman	80% of Base Salary

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANLEY FURNITURE COMPANY, INC.

December 8, 2006	By: /s/Jeffrey R. Scheffer
Date	Jeffrey R. Scheffer
Chairman, President and Chief Executive Officer